As filed with the Securities and Exchange Commission on April 15, 1997

                                                       Registration No. 333-1384
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933



                           360 COMMUNICATIONS COMPANY
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                                                   47-0649117
(State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                                8725 Higgins Road
                          Chicago, Illinois 60631-2702
                    (Address of Principal Executive Offices)

                           360 COMMUNICATIONS COMPANY
                  1996 REPLACEMENT EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)



                            Kevin C. Gallagher, Esq.
                         Senior Vice President, General
                              Counsel and Secretary
                       360  Communications Company
                                8725 Higgins Road
                          Chicago, Illinois 60631-2702
                                 (773) 399-2500
           (Name, Address, and Telephone Number of Agent for Service)




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



                          DEREGISTRATION OF SECURITIES

         On February 14, 1996, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-1384) (the "Form S-8") registering 280,000 shares of the Registrant's Common Stock, $0.01 par value (the "Shares"), to be issued to participants under the Registrant's 1996 Employee Stock Purchase Plan (the "Plan"). The Plan was terminated after an aggregate of 91,415 Shares were issued to participants thereunder. This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on April 15, 1997.

                                              360  COMMUNICATIONS COMPANY

                                                   /s/ Kevin C. Gallagher
                                              By:_____________________________
                                                 Kevin C. Gallagher
                                                 Senior Vice President,
                                                 General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                      Title                         Date
        ---------                      -----                         ----

   /s/ Dennis E. Foster        President and Chief Executive     April 15, 1997
------------------------------ Officer and Director
      Dennis E. Foster         (Principal Executive Officer)

   /s/ Michael J. Small        Executive Vice President and      April 15, 1997
------------------------------ Chief Financial Officer
      Michael J. Small         (Principal Financial Officer)

   /s/ Gary L. Burge           Senior Vice President - Finance   April 15, 1997
------------------------------ (Principal Accounting Officer)
      Gary L. Burge

   /s/ Frank E. Reed           Chairman of the Board of          April 15, 1997
------------------------------ Directors
      Frank E. Reed

   /s/ Lester Crown            Director                          April 15, 1997
------------------------------
      Lester Crown

   /s/ Michael Hooker          Director                          April 15, 1997
------------------------------
      Michael Hooker

   /s/ Robert E. R. Huntley    Director                          April 15, 1997
------------------------------
      Robert E. R. Huntley

   /s/ Valerie B. Jarrett      Director                          April 15, 1997
------------------------------
      Valerie B. Jarrett

   /s/ Alice M. Peterson       Director                          April 15, 1997
------------------------------
      Alice M. Peterson

   /s/ Charles H. Price, II    Director                          April 15, 1997
------------------------------
      Charles H. Price, II


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